UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 South Wacker Drive, 12th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2015, Mr. Atish Shah was appointed to the role of Senior Vice President, Interim Chief Financial Officer of Hyatt Hotels Corporation (the “Company”). In this capacity he will also serve as the Company’s principal financial officer, effective immediately.

Mr. Shah, age 42, joined the Company in 2009, and most recently served as a senior vice president of strategy, financial planning and analysis and investor relations. Prior to joining the Company, Mr. Shah served as a portfolio manager of a hospitality real estate private equity fund at Lowe Enterprises. Prior to that, he worked for Hilton Hotels Corporation in a variety of finance roles, including feasibility, planning, investment analysis and investor relations. Mr. Shah holds a B.S. with Honors from Cornell University, a Master of Management in Hospitality from Cornell University and an MBA from the Wharton School of the University of Pennsylvania.

There have been no changes to Mr. Shah’s compensation as a result of his appointment as Senior Vice President, Interim Chief Financial Officer. On April 20, 2015, the Company and Mr. Shah entered into an agreement (the “Agreement”) setting forth the terms of Mr. Shah’s appointment as Senior Vice President, Interim Chief Financial Officer. As set forth in the Agreement, Mr. Shah will be responsible for the Company’s finance function until a permanent Chief Financial Officer is selected or such earlier time as Mark Hoplamazian, the Company’s President and Chief Executive Officer, may determine to relieve him of such responsibility, at his discretion. During his service as Senior Vice President, Interim Chief Financial Officer, Mr. Shah will continue to maintain responsibility for the Company’s investor relations and financial planning and analysis functions. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with Mr. Shah’s appointment as Senior Vice President, Interim Chief Financial Officer, on April 20, 2015, Mr. Hoplamazian ceased to serve in the role of interim principal financial officer of the Company, effective immediately. Mr. Hoplamazian will continue to serve as the Company’s President and Chief Executive Officer and principal executive officer.

Item 8.01	Other Events.

On April 20, 2015, the Company issued a press release announcing these management changes, a copy of which is included as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement, dated April 20, 2015, by and between Hyatt Hotels Corporation and Atish Shah

99.1	Hyatt Hotels Corporation Press Release dated April 20, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: April 20, 2015	By:	/s/ Rena Hozore Reiss
Rena Hozore Reiss
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Agreement, dated April 20, 2015, by and between Hyatt Hotels Corporation and Atish Shah

99.1	Hyatt Hotels Corporation Press Release dated April 20, 2015